UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2026

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On May 21, 2026, Liberty Latin America Ltd. (“Liberty Latin America” or the “Company”) announced that an authorized committee of its Board of Directors (the “Board”) declared a special dividend on each of its outstanding common shares consisting of one share of newly issued 9.0% Fixed Rate Cumulative Perpetual Redeemable Series A Preference Shares, US$0.01 par value per share (the “Series A Preference Shares”), for every ten common shares held as of the record date set by the committee. A copy of the press release announcing the declaration of the special dividend is furnished as Exhibit 99.1.

Item 8.01 Other Events

A description of the Series A Preference Shares as set forth in the Resolution of the Company establishing the Series A Preference Shares (the “Preference Share Designation”) is set forth below.
Dividends
Subject to the prior preferences and other rights of any Senior Stock (as defined in the Preference Share Designation), the holders of shares of Series A Preference Shares are entitled to receive, when, as and if declared payable by the Board, out of legally available funds, preferential dividends that accrue and cumulate as provided for in the Preference Share Designation.
Dividends on each share of Series A Preference Shares accrue on a daily basis at a rate of 9.0% per annum of the liquidation price (as described below).
If declared, accrued dividends are payable quarterly on each dividend payment date, which is March 15, June 15, September 15, and December 15 of each year, commencing with September 15, 2026 (or, if such date is not a business day, the next business day after such date).
To the extent the dividend amount due to the holders of Series A Preference Shares is not paid in full on a dividend payment date for any reason then, subject to a 30-day cure period, all dividends (whether or not declared payable) that have accrued on a share of Series A Preference Shares during the dividend period ending on the day immediately preceding such dividend payment date and which remain unpaid will be added to the liquidation price of such share and remain a part thereof until paid together with all dividends that have accrued to the date of such payment with respect to that portion of the liquidation price which consists of accrued and unpaid dividends.
Subject to certain exceptions, so long as any shares of Series A Preference Shares are outstanding, the Company may not declare or pay any dividend or make any distribution whatsoever with respect to, or purchase, redeem, or otherwise acquire, any Junior Stock or any Parity Stock (as each such term is defined in the Preference Share Designation), or set aside funds for any such purposes, unless and until (i) all accrued and unpaid dividends (whether or not declared) which have been added to and remain part of the liquidation price have been paid (or appropriately set aside), and (ii) the Company has paid in full (or appropriately set aside) all redemption payments with respect to the Series A Preference Shares that the Company is then obligated to pay.
Distributions Upon Liquidation, Dissolution or Winding Up
Subject to the prior payment in full of any Debt Instrument (as defined in the Preference Share Designation) and other liabilities owed to the Company’s creditors and the preferential amounts to which any Senior Stock is entitled, if any Liquidation Event (as defined in the Preference Share Designation) occurs, the holders of shares of the Series A Preference Shares are entitled to receive from the assets of the Company, before any payment or distribution is made to the holders of shares of any Junior Stock, an amount in property or cash or a combination thereof, as determined by the Board in good faith, per share, equal to the liquidation price plus all unpaid dividends (whether or not declared) accrued to but excluding the date of distribution of amounts payable to holders of shares of Series A Preference Shares in connection with such Liquidation Event since the immediately preceding dividend payment date, which payment will be made pari passu with any such payment made to the holders of shares of any Parity Stock.

The liquidation price of each share of Series A Preference Shares as of any date is the sum of (i) $25, plus (ii) an amount equal to all unpaid dividends (whether or not declared) accrued with respect to such share that have been added to and then remain unpaid as of such date.
Optional Redemption
On any business day occurring on or after the fifth anniversary of the original issue date of the Series A Preference Shares (the “No Call Period”), the Company is permitted, at any time and from time to time, to redeem all or a portion of the outstanding shares of Series A Preference Shares out of funds legally available, at the liquidation price plus all unpaid dividends (whether or not declared) accrued from (and including) the most recent dividend payment date to (but not including) the date of redemption; provided that the Company may effect an optional redemption prior to the No Call Date as described below under the heading “Extraordinary Transactions; Other Transactions.”
The Preference Share Designation places certain restrictions on the Company in the event the Company does not have funds legally available to satisfy its redemption obligations, as set forth in Section 4(g) of the Preference Share Designation.
Extraordinary Transactions; Other Transactions
In the event of any Extraordinary Transaction (as defined in the Preference Share Designation) the Board, in its sole discretion, will determine (with such determination disclosed by public announcement on or before the consummation of such Extraordinary Transaction) whether the outstanding Series A Preference Shares will be (i) cancelled and paid out of the consideration payable to the shareholders of the Company in such Extraordinary Transaction the liquidation price plus all unpaid dividends (whether or not declared payable) accrued from (and including) the most recent dividend payment date to (but not including) the date of cancellation, (ii) exchanged for Substitute Preference Shares (as defined in the Preference Share Designation), (iii) redeemed pursuant to the optional redemption provisions or (iv) remain outstanding, subject to the voting rights described below under the heading “Voting Power.”
In the event of an amalgamation, exchange, merger or similar transaction that is not an Extraordinary Transaction, the Board, in its sole discretion, may determine that the outstanding Series A Preference Shares will be cancelled and, in exchange therefor, the holders of Series A Preference Shares will be entitled to receive shares of Substitute Preference Shares connection with such transaction; provided that nothing will otherwise prohibit a redemption pursuant to the optional redemption provisions.
In the event of a spin-off, the Board may determine that the outstanding Series A Preference Shares will be cancelled and, in exchange therefor, the holders of Series A Preference Shares will be entitled to receive preference shares of the entity being spun off having powers, preferences and rights substantially identical to the Series A Preference Shares (except for any change to such powers, preferences, or rights that do not materially and adversely affect the Series A Preference Shares).
Preemptive Rights
The holders of shares of Series A Preference Shares do not have any preemptive right to subscribe for or purchase any capital stock or other securities which may be issued by the Company.
Voting Power
Generally
The holders of the Series A Preference Shares will not have any voting rights or powers, except (i) in such cases where, under the Companies Act 1981 of Bermuda, as amended from time to time, non-voting shares are required to carry the right to vote, in which case, each Series A Preference Share will be entitled to 1/100th of a vote, voting together as a single class with all common shares of the Company, (ii) in such cases where the Board has determined that the Series A Preference Shares will remain outstanding upon the consummation of an Extraordinary Transaction and such transaction, if consummated, would result in a material and adverse change to the powers, preferences or rights of the Series A Preference Shares, in which case, the affirmative vote or consent of 2/3rds of all of the then-outstanding Series A Preference Shares, voting as a single class, will be required, (iii) as permitted pursuant director nomination provision set forth in Section 9 of the Preference Share Designation (as described below under the subheading “—Preferred Directors”) or (iv) with regard to any waiver, modification or amendment to the Preference Share Designation, in which case, the approval of the holders of a majority of the then-outstanding Series A Preference Shares will be required, which may be granted either in a meeting of the holders or by way of written consent.

Preferred Directors
So long as there remain outstanding shares of Series A Preference Shares having an aggregate liquidation price in excess of 25% of the aggregate liquidation price of the shares of Series A Preference Shares issued on the Original Issue Date (the “Threshold Amount”), holders of Series A Preference Shares will have the below director election rights.
Subject to the preceding paragraph, if dividends on any shares of the Series A Preference Shares have not been declared and paid for at least six quarterly periods, whether or not consecutive (a “Dividend Director Event”), then the authorized number of directors on the Board will automatically be increased by two and the holders of the Series A Preference Shares, voting together as a single class with holders of any and all Voting Parity Stock (as defined in the Preference Share Designation) then outstanding, will be entitled, at the Company’s next annual meeting of members or at a special meeting of members, if any (as described below), to vote for the election of such additional members of the Board (the “Preferred Directors”). Notwithstanding the foregoing, the Preference Share Designation prohibits the election or appointment of any Preferred Director if it would cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which the Company’s common stock may be listed or quoted), including the requirement that the Board have a majority of independent directors. The Preferred Directors will stand for reelection annually, at each subsequent annual meeting of members, so long as the holders of the Series A Preference Shares continue to have such voting powers.
If a Dividend Director Event has occurred, holders of record representing in the aggregate at least 25% of the then-outstanding shares of the Series A Preference Shares and any Voting Parity Stock, acting together as a single class, may request that a special meeting of members be called to elect such Preferred Directors; provided that if the Company’s next annual or a special meeting of members is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Directors, to the extent otherwise permitted by the Company’s bye-laws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of members.
At any meeting of members of the Company at which the holders of the Series A Preference Shares are entitled to elect Preferred Directors, at least a majority of the voting power of the then-outstanding shares of Series A Preference Shares and of all Voting Parity Stock, voting together as a single class, must be present in person or represented by proxy at the meeting to constitute a quorum, and the Preferred Directors shall be elected by a plurality of the combined voting power of the shares of Series A Preference Shares and all Voting Parity Stock, voting together as a single class, present in person or represented by proxy at any such meeting and entitled to vote thereon.
At such time as (i) the Threshold Amount is no longer issued and outstanding or (ii) (a) the Company has paid all accrued and unpaid dividends (whether or not declared) which have been added to and then remain part of the liquidation price as of such date, together with all dividends that have accrued to the date of the payment of such amounts, and (b) thereafter the Company has paid in full all dividends for each subsequent dividend period for at least four consecutive quarters, then automatically and without any further action, the right of the holders of shares of Series A Preference Shares to elect the Preferred Directors (and to call a special meeting of members for such election) will terminate and the persons then serving as such Preferred Directors will immediately cease to be directors of the Company.
Any Preferred Director may be removed at any time, with or without cause, by the holders of shares of Series A Preference Shares and the record holders of shares of any Voting Parity Stock representing in the aggregate at least a majority of the voting power of the shares of Series A Preference Shares and all Voting Parity Stock, voting together as a single class. Any vacancy in respect of any Preferred Director directorship will remain vacant until the earlier of the time upon which a Preferred Director is elected with respect to such Preferred Director directorship at any meeting of shareholders of the Company. The Preferred Directors will each be entitled to one vote per director on any matter on which members of the Board as a whole are entitled to vote.
The foregoing description of the terms of the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Preference Share Designation, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

4.1	Preference Share Designation of the 9.0% Fixed Rate Cumulative Perpetual Redeemable Series A Preference Shares, US$0.01 par value per share, of the Company.
99.1	Press release dated May 21, 2026.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer and Secretary

Date: May 21, 2026